Exhibit 99.3

MONSANTO [LOGO]

1996 — 2002 Monsanto Biotechnology Trait Acreage

Monsanto biotechnology trait acreage
(in millions of acres)	2002	2001	2000	1999	1998	1997	1996

U.S. Roundup Ready soybean trait	60.0	54.8	45.0	40.5	29.1	7.9	1.2

Argentine Roundup Ready soybean trait	29.9	27.1	22.7	17.0	13.6	4.0	0.5

Roundup Ready soybean trait — other	1.1	0.7	0.6	0.4	—	—	—

Total Monsanto soybean trait	91.0	82.6	68.3	57.9	42.7	11.9	1.7

U.S. Roundup Ready corn trait	5.6	3.4	2.6	2.1	0.9	—	—

Roundup Ready corn trait — other	0.2	0.2	0.2	0.1	—	—	—

U.S. YieldGard corn traits	18.2	14.3	14.6	15.4	11.4	2.3	0.0

YieldGard corn traits — other	3.2	2.6	1.9	0.9	0.0	—	—

U.S. Monsanto “stacked” corn traits*	2.2	1.2	0.1	0.0	0.0	—	—

Monsanto “stacked” corn traits — other*	0.1	—	—	—	—	—	—

Total Monsanto corn traits	29.5	21.7	19.4	18.5	12.3	2.3	0.0

U.S. Roundup Ready cotton trait	5.2	5.1	4.6	3.8	2.1	0.6	—

Roundup Ready cotton trait — other	0.2	0.1	—	—	—	—	—

Chinese Bollgard cotton trait	1.9	2.3	0.3	0.3	0.1	—	—

U.S. Bollgard cotton trait	0.3	0.5	1.1	2.0	2.0	2.0	1.8

Bollgard cotton trait — other	0.3	0.5	0.7	0.4	0.3	0.2	0.1

U.S. Monsanto “stacked” cotton traits*	4.8	5.6	4.1	2.4	0.7	0.0	—

Monsanto “stacked” cotton traits — other*	0.1	0.1	—	—	—	—	—

Total Monsanto cotton traits	12.8	14.2	10.8	8.9	5.2	2.8	1.9

Canadian Roundup Ready canola trait	4.0	4.0	4.3	4.9	2.8	0.5	0.0

U.S. Roundup Ready canola trait	1.0	0.9	0.7	0.2	—	—	—

Total Monsanto canola traits	5.0	4.9	5.0	5.1	2.8	0.5	0.0

TOTAL MONSANTO TRAIT ACRES **	138.3	123.4	103.5	90.4	63.0	17.5	3.6

*	“Stacked” trait categories reflect crops that contain two Monsanto technologies (both insect-protection and herbicide-tolerance).

**	Source: Monsanto